THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 23
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: May 17, 2004
Issue Date: May 20, 2004
The date of this Pricing Supplement is May 17, 2004

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EFF9                 4.40%                5/15/2009    100.00%      1.00%        0.150%      99.25%      Semi
-------------------------------------------------------------------------------------------------------------------------
  07387EFG7                 6.34%                5/15/2029    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                     Subject to Redemption
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                       Aggregate
First Interest     Payment    Survivor's Yes/No                                                  Principal
 Payment Date      Amount       Option                  Date and Terms of Redemption               Amount     Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
  11/15/2004       $22.24        Yes       No                        N/A                           $616,000      $609,840
--------------------------------------------------------------------------------------------------------------------------
                                                 Commencing  on 5/15/2009 and on the 15th of
                                                 each month thereafter  until Maturity,  the
  11/15/2004       $32.05        Yes       Yes   Notes  may be called in whole at par at the    $18,613,000   $18,147,675
                                                 option of the Company on ten calendar  days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                     ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.